Exhibit 99.1

CCUR Holdings, Inc. Receives NASDAQ Delisting Determination

ATLANTA, March 26, 2018 – CCUR Holdings, Inc. (NASDAQ: CCUR) (the “Company”) announced today that its common stock will be suspended from trading on The Nasdaq Stock Market effective as of the open of business on Tuesday, March 27, 2018. As previously announced, the Company received a Nasdaq Staff Determination Letter (the “Staff Determination”) on January 4, 2018 stating that the Nasdaq Staff had determined that the Company was a “public shell” under applicable Nasdaq criteria and thus delisting of its stock was warranted.

The Company appealed the Staff Determination and obtained additional time for continued listing subject to its ability to satisfy the Nasdaq that it was not a “public shell” and that its continued listing was warranted. On March 21, 2018, the Company informed the Nasdaq that the Company was unlikely to be able to demonstrate compliance with the Nasdaq listing criteria within the prescribed timeframe, and on March 23, 2018, the Nasdaq notified the Company of its decision to suspend the Company’s trading and take necessary actions to delist the Company’s stock.

The Company expects that its stock will begin trading on the OTCQB Market on March 27, 2018. The board of directors of the Company and its investment committee will continue to evaluate options to maximize the value of the Company’s assets, including opportunities to invest in or acquire one or more operating businesses that provide opportunities for appreciation in value.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. (NASDAQ: CCUR) recently divested its linux and real-time business and its content delivery and storage business. The Company is in the process of evaluating opportunities intended to maximize the value of its remaining assets, which consists primarily of cash and cash equivalents, short-term investments, sale escrow receivables and net operating loss carryforwards (“NOLs”). This will include the evaluation of opportunities to invest in or acquire one or more operating businesses intended to provide appreciation in value, thereby enhancing the Company’s liquidity, and potentially allowing the Company greater ability to utilize existing NOLs.

Forward Looking Statements

Certain statements in this communication and the documents referenced herein constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to the Company’s future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause the Company’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include the successfulness and timing of any appeal or review of the Nasdaq’s decision to delist and suspend trading in the Company’s stock; any uncertainities created by the transition to trading in the Company’s stock on a different platform; the occurrence of any event, change or other circumstances that could affect the ability of the Company to invest or acquire an operating business or otherwise maximize the Company’s assets; the Company’s ability to compete with experienced investors in the acquisition of one or more businesses; general business conditions; changes in overall economic conditions; the Company’s ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; changes in and related uncertainties caused by changes in applicable tax laws, the Company’s use of cash or cash equivalents to fund repurchase of its common shares, the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; and the availability of debt or equity financing to support our liquidity needs, as well other risks listed in the Quarterly Report on Form 10-Q filed on February 14, 2018, definitive proxy statement filed on November 6, 2017 or the Company’s Form 10-K filed September 20, 2017 with the Securities and Exchange Commission and risks and uncertainties not presently known to the Company or that the Company currently deems immaterial. The Company wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. The Company does not undertake any obligation to update forward-looking statements, except as required by law.

Investor Relations:

Doug Sherk

(415) 652-9100

dsherk@evcgroup.com